UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☑  Definitive Information Statement

INTEGRATED FREIGHT CORPORATION.
(Name of Registrant as Specified In Its Charter)

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INTEGRATED FREIGHT CORPORATION
42 Lake Avenue Extension - 208
Danbury, Connecticut 06811

(203) 628-7142

NOTICE OF ACTION TAKEN
BY WRITTEN CONSENT

January 11, 2016

To the Stockholders of Integrated Freight Corporation:

The attached information statement is furnished by the Board of Directors (the “Board”) of Integrated Freight Corporation (“we”, “us”, “our” and equivalent pronouns).  We are a Florida corporation.  Our common stock is traded in the public securities market under the symbol IFCR.  We file reports under Section 13 of the Securities Exchange Act of 1934 with the U.S. Securities and Exchange Commission.

On December 10, 2015, our Board of Directors, by action by written consent, approved and recommended to our stockholders for approval an increase to 5,000,000,000 shares from 2,000,000,000 shares the number of shares of common stock we are authorized to issue (“Share Increase”).  The holders of our Series C Preferred Stock approved the increase by action by written consent on December 10, 2015.  The holders of our Series C Preferred Stock have a right to cast 50.0000000173% of all votes eligible to be cast by all stockholders, including common stockholders.  Although the holders of the Series C Preferred Stock did not formally vote the 187,254,033 shares of common stock they collectively own in favor of the Share Increase, they may be deemed to have voted such common shares.  Each approval included Amended Articles of Incorporation required to be filed with the Florida Secretary of State to effectuate such increase.  The stockholder consent was sufficient to approve increase under Florida law.   The Amended Articles of Incorporation, which we intend to file immediately, specify that the effective date of the increase in authorized common stock will be effective twenty days following the first distribution of the attached information statement to stockholders describes the actions taken by the Board of Directors and a majority vote of stockholders.

The attached information statement is being delivered to meet the requirements of §607.0704(3), Fla. Stat., which requires notice to nonconsenting stockholders within ten days following an action by written consent of stockholders; but in compliance with Regulation 14C of the Securities Exchange Act of 1934, which requires filing of a preliminary information statement on Schedule 14C not less than ten days prior to the distribution of a definitive information statement to stockholders, including an extension of such ten days due to filing any required amendments to the preliminary information statement.  This information statement is being first mailed on or about January 11, 2016 to holders of record of our common stock and preferred stock as of the close of business on January 11, 2016 (the “Mailing Date”). On the Mailing Date, we have 1,445,539,930 shares of common stock, 90,000,000 shares of Series A Preferred Stock, 300 shares of Series B Preferred Stock and 200 shares of Series C Preferred Stock outstanding.

The attached information statement is being circulated to provide you with notice that the corporate actions have been approved by the written consent of the holders of majority voting power of our outstanding capital stock. No further action by our stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, the corporate action will become effective twenty days after the actual first mailing date as noted in the preceding paragraph.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERINAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.  YOU ARE NOT REQUIRED TO TAKE ANY ACTION BASED ON THIS INFORMATION STATEMENT.

By Order of the Board of Directors of
Integrated Freight Corporation

/s/ Jackson L. Morris
Jackson L. Morris
Corporation Secretary

INTEGRATED FREIGHT CORPORATION
42 Lake Avenue Extension - 208
Danbury, Connecticut 06811

(203) 628-7142

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY.
DO NOT TO SEND US A PROXY

GENERAL

This information statement has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001 per share, of Integrated Freight Corporation, a Florida corporation (“we,” “us,” “our” and equivalent pronouns). The purpose of this information statement is to provide notice that a majority of our stockholders, holding approximately 50.0000000173% of voting power of our outstanding capital stock (the “Consenting Stockholders”) at December 10, 2015 approved an amendment to our Articles of Incorporation to increase our authorized shares of $0.001 common stock to 5,000,000,000 shares to 2,000,000,000 shares (the “Share Increase”).  Although the holders of the Series C Preferred Stock did not formally vote the 187,254,033 shares of common stock they collectively own in favor of the Share Increase, they may be deemed to have voted such common shares.

The Board of Directors approved and recommended to the stockholders for approval the amendment to our Articles of Incorporation (the “Article of Amendment”) mentioned above.  The full text of the Articles of Amendment is attached to this information statement as Exhibit A.

On December 10, 2015, the Consenting Stockholders consented in writing to the Articles of Amendment. This consent was sufficient to approve the Articles of Amendment under Florida law (the “December 2015 Amendment”).

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of its Common Stock. This information statement is expected to be sent out on or about January 11, 2016 (the “Mailing Date”) to our common and preferred stockholders.

We have submitted for filing the Amended Articles of Incorporation with the Florida Secretary of State.  The Amended Articles of Incorporation specify that the Share Increase will be effective twenty days after the Mailing Date.

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

On December 10, 2015, our Board of Directors approved an amendment to our Articles of Incorporation to effect the Share Increase and recommended the Share Increase to our stockholders for approval. On December 10, 2015, the holders of a majority of votes entitled to be cast on the share increase approved the Share Increase.  Other than the Share Increase, the Amendment to the Articles of Incorporation does not amend our Articles of Incorporation as presently in effect and will not result in any change to the rights of our stockholders

A copy of the proposed Amendment to the Articles of Incorporation is attached as Exhibit A to this information statement.

Reasons for the Share Increase

The reason for the Share Increase is because we now have 1,445,539,930 shares of our two billion authorized common shares outstanding and 487,460,000 additional shares reserved for issue under outstanding convertible debt, leaving us an insufficient number of common shares available for issuance (i) to investors who may agree to provide us with the funding we require to continue operations; (ii) to persons in connection with potential acquisition transactions; (iii) to pay outstanding nonconvertible debt and other obligations; (iv) compensate management and advisers and (v) in other transactions in which our Board of Directors may determine is in our best interest and our stockholders to issue common shares.  The Share Increase will not have any immediate effect on the rights of existing stockholders, but will have a dilutive effect to our existing stockholders if additional shares are issued.

Authorized Share Increase and Amended Articles of Incorporation Approved by Written Consent in Lieu of Meeting

The Share Increase and related Amended Articles of Incorporation were approved by written consent executed by the holders of a majority of the outstanding capital stock entitled to vote on December 10, 2015 in lieu of holding a meeting of our stockholders. On the Mailing Date, those stockholders held 50.0000000173% of the voting power of our capital stock.  Although the holders of the Series C Preferred Stock did not formally vote the 187,254,033 shares of common stock they collectively own in favor of the Share Increase, they may be deemed to have voted such common shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our remaining stockholders will not be given an opportunity to vote with respect to the Share Increase. All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the proposed actions to be taken by written consent.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by §607.0704(3), Fla. Stat., which provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without prior notice by written consent thereto is signed by stockholders holding at least a majority of the voting power.

Expected Effectiveness of the Share Increase and Amended Articles of Incorporation

Under Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), the corporate actions cannot become effective until twenty (20) days after the date that this information statement is first sent to our stockholders.

To effect the Share Increase, we have submitted for filing the Amended Articles of Incorporation with the Florida Secretary of State.  The Amended Articles of Incorporation, as approved by our Board of Directors and holders of a majority of votes entitled to be cast, provide that the Share Increase will not be effective until twenty 2days after the date that this information statement is first sent to our Stockholders.  A copy of the Amended Articles of Incorporation to be filed is attached as Exhibit A to this information statement.

No Appraisal or Dissenter’s Rights

Under the Florida law, our stockholders are not entitled to appraisal rights or dissenters’ rights with respect to the Share Increase or the adoption of the Amended Articles of Incorporation.

OUTSTANDING VOTING STOCK OF THE COMPANY

Florida law does not require our Board of Directors to fix a record date for determining the stockholders entitled to vote on the Share Increase, which was approved on December 10, 2015.  On December 10, 2015, there were: 1,445,539,930 shares of common stock outstanding, each share of which entitles the holder thereof to one vote on all matters submitted to our stockholders, 90,000,000 shares of Series A Preferred Stock which is not entitled to any vote on matters submitted to our stockholders for approval, 300 shares of Series B Preferred Stock which is not entitled to any vote on matters submitted to our stockholders for approval and 200 shares of Series C Preferred Stock which is entitled in the aggregate to one vote more than all other shares of common and preferred stock with voting rights combined to any vote on matters submitted to our stockholders for approval.  None of our capital stock with a right to vote on matters submitted to our stockholders for approval vote as a separate class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of our common stock and preferred stock owned beneficially on December 10, 2015: (i) each person (including any group) known to us to own more than five percent (5%) of any class of its voting securities, (ii) each of our directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Votes (2)
David N. Fuselier, CEO, CFO, Chairman & Director (3)	116,130,220 Common	8.03%	116,130,220
	100 shares Series C Preferred	50%	722,769,965.5
Henry P. Hoffman, Chief Operating Officer & Director	71,114,831 Common	4.92%	71,114,831
	100 Series C Preferred	50%	722,769,965.5
Jackson L. Morris, Corporation Secretary	19,913,405 Common	1.38%	19,913,405
Directors and Executive Officers, as a group (3 persons)	207,158,438 Common	14.33%
	200 Series C Preferred	100%	1,445,539,931

(1) The address for the beneficial owner is our address.
(2) The persons named in this table have sole voting and investment power with respect to all shares of common stock and Series C Preferred Stock shown as beneficially owned by them.  Each share of Series C Preferred Stock has the number of votes determined by dividing by 200 the total number of votes held by other capital shares plus one.
(3)  Twenty million shares are legally owned by Fuselier Consulting, LLC, a firm entirely owned by Mr. Fuselier.

CHANGES IN CONTROL

We are not aware of any other arrangement that may result in a change in control of us.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Integrated Freight Corporation, attn.: Information Statement, 42 Lake Avenue, Danbury, Connecticut 06811, or by calling (203) 628-71425.

Stockholders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the corporate actions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the SEC regarding our business, financial condition, and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements, and other information we have filed from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The reports, proxy statements, and other information filed with the Commission are also available to the public over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html, search filing for Integrated Freight Corporation.  All inquiries regarding the Company should be addressed to our principal executive offices at Integrated Freight Corporation, attn.: Information Statement, 42 Lake Avenue, Danbury, Connecticut 06811, or by calling (203) 628-71425.

EXHIBIT “A”

Articles of Amendment
To
Articles of Incorporation
Of
INTEGRATED FREIGHT CORPORATION
Document Number:  P10000068160

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

E.  Amending Articles

Article IV Shares

The authorized shares of the Corporation are:

Five Billion (5,000,000,000) Shares of Common Stock, $0.001 par value per share; and

The number and series of each class of preferred stock, and the preferences, limitations, and relative rights thereof, and the number of shares of preferred stock subject to the future determination by the board of directors of its preferences, limitations, and relative rights shall remain unchanged hereby.

For purposes of compliance with Section 14 of the Securities Exchange Act of 1934, the effective date of these Articles of Amendment shall be twenty days following the first mailing of an information statement satisfying the requirements of Schedule 14C promulgated under said act.

The date of adoption of the amendment is December 10, 2015.

Adoption of Amendment(s):  The amendment(s) was/were adopted, upon the recommendation by the board of directors, by a majority of issued and outstanding shares of capital stock entitled to vote thereon, being sufficient in all respects for approval of the amendment.

Dated:  December 10, 2015

/s/ David N. Fuselier
David N. Fuselier
Chief Executive Officer authorized hereunto